SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Pursuant to §240.14a-12
COLLEGIATE FUNDING SERVICES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies: Common Stock

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Filed by Collegiate Funding Services, Inc.
Pursuant to Rule 14a-12 under the
Securities Exchange Act of 1934
Subject Company: Collegiate Funding Services, Inc.
Commission File No.: 000-50846
Forward-Looking Statements
Statements contained in this document which are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These “forward-looking statements” may include, but are not limited to, analyses, and other information contained herein relating to the proposed merger and anticipated synergies, savings and financial and operating performance, including estimates for growth, trends in each of the operations and financial results, the markets for products, the future development of business, and the contingencies and uncertainties of JPMorgan Chase Bank, National Association (“JPMorgan Chase”) and Collegiate Funding Services, Inc. (“Collegiate Funding Services”) to which JPMorgan Chase and Collegiate Funding Services, respectively, may be subject, as well as other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” and other similar expressions. Such statements are made based upon management’s current expectations and beliefs concerning future events and their potential effects on the company.
Future events and their effects on JPMorgan Chase and Collegiate Funding Services may not be those anticipated by management. Actual results may differ materially from the results anticipated in these forward-looking statements. For a discussion of factors that could cause or contribute to such material differences, investors are directed to the risks and uncertainties discussed in JPMorgan Chase’s most recent Annual Report on Form 10-K for the year ended December 31, 2004, and Collegiate Funding Services’ most recent Annual Report on Form 10-K for the year ended December 31, 2004 and JPMorgan Chase’s and Collegiate Funding Services’ quarterly reports on Form 10-Q and other documents filed by JPMorgan Chase and Collegiate Funding Services with the Securities and Exchange Commission (“SEC”). These risks and uncertainties include, without limitation, the following: the ability to promptly and effectively integrate the businesses of JPMorgan Chase and Collegiate Funding Services; the reaction of JPMorgan Chase’s and Collegiate Funding Services’ clients to the merger and the ability to retain those clients; the ability to retain key personnel; potential client conflicts; the ability to achieve the anticipated strategic benefits of the proposed merger; the diversion of management time on merger-related issues; the performance of financial markets and interest rates; competitive and business factors; new Department of Education, tax or other government regulations; changes in the demand for educational financing or in financing preferences of educational institutions, students and their families; changes in the credit quality or performance of the loans that CFS purchases, retains or securitizes; changes in interest rates and in the securitization or secondary markets for education loans; the failure to obtain shareholder or regulatory approval for the merger, or adverse regulatory conditions imposed in connection with governmental approvals of the merger; and changes in general economic conditions.
Neither JPMorgan Chase nor Collegiate Funding Services undertakes, and each specifically disclaims, any obligation to update or revise any forward-looking information, whether as a result of new information, future developments or otherwise.
Important Legal Information
In connection with the proposed merger, Collegiate Funding Services will file a proxy statement with the SEC. Before making any voting decision, Collegiate Funding Services’ stockholders and investors are urged to read the proxy statement regarding the merger and any other relevant documents carefully in their entirety when they become available because they will contain important information about the proposed merger. The proxy statement and other documents will be available free of charge at the SEC’s Web site, www.sec.gov. Stockholders and investors in Collegiate Funding Services will also be able to obtain the proxy statement and other documents free of charge by directing their requests to Collegiate Funding Services, Office of the Corporate Secretary, 1-800-762-6441, ext. 5329.
Collegiate Funding Services and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information regarding Collegiate Funding Services’ directors and executive officers is available in Collegiate Funding Services’ proxy statements and Annual Report on Form 10-K, previously filed with the SEC. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.
This filing consists of the following materials:
(1)	Press release issued by Lightyear Capital LLC on December 15, 2005 regarding the announcement of the execution of an agreement and plan of merger between JPMorgan Chase and Collegiate Funding Services

LIGHTYEAR CAPITAL
375 PARK AVENUE, 11TH FLOOR, NEW YORK, NY 10152
FINAL – FOR IMMEDIATE RELEASE
For Lightyear Capital:
Sloane & Company
Anton Nicholas or Keil Decker
212-486-9500
CHASE TO ACQUIRE COLLEGIATE FUNDING SERVICES
NEW YORK, New York – (December 15, 2005) – Lightyear Capital LLC (“Lightyear”), a private equity firm that focuses on financial services, today announced that Collegiate Funding Services, Inc. (NASDAQ: CFSI) (“CFS”), a leader in the direct-to-consumer education finance industry, has signed a definitive agreement to be acquired by JPMorgan Chase Bank, N.A. (NYSE: JPM) (“Chase”). Chase will acquire CFS for $20 per share in cash, for a total consideration of approximately $663 million.
Lightyear, whose affiliated private equity fund, The Lightyear Fund, L.P., is the largest shareholder of CFS, has agreed to vote its shares in favor of the transaction. The Lightyear Fund acquired control of CFS in 2002. The company went public in July 2004.
Commenting on the transaction, Donald B. Marron, CEO of Lightyear Capital, said, “We initially invested in CFS as a result of our work in the student lending space and because of the strength of the management team. We are pleased with today’s announcement.” Mr. Marron is also Chairman of CFS.
The transaction, which is subject to CFS shareholder and regulatory approval, is expected to close in the first quarter of 2006.
ABOUT LIGHTYEAR
Lightyear Capital is a private equity investment firm providing buyout and growth capital to companies in the financial services industry. Based in New York, Lightyear manages approximately $2 billion in assets, including The Lightyear Fund, L.P., with investments across the financial services spectrum including brokerage, insurance, leasing, specialty finance, wholesale and consumer banking, and financial technology. Lightyear brings unique strengths and discipline to its investment process, as well as operating, transaction and
— more —

strategic management experience, along with significant contacts and resources beyond capital. The senior team of professionals has an average of 20 years of financial services-related experience and includes David Glenn, Stewart Gross, Richard Sterne, Donald Marron (the former Chairman and CEO of PaineWebber Group) and Mark Vassallo.
For more information, please visit www.lycap.com.
Important Legal Information
In connection with the proposed merger, Collegiate Funding Services will file a proxy statement with the Securities and Exchange Commission (“SEC”). Before making any voting decision, Collegiate Funding Services’ stockholders and investors are urged to read the proxy statement regarding the merger and any other relevant documents carefully in their entirety when they become available because they will contain important information about the proposed merger. The proxy statement and other documents will be available free of charge at the SEC’s Web site, www.sec.gov. Stockholders and investors in Collegiate Funding Services will also be able to obtain the proxy statement and other documents free of charge by directing their requests to Collegiate Funding Services, Office of the Corporate Secretary, 1-800-762-6441, ext. 5329.
Collegiate Funding Services and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information regarding Collegiate Funding Services’ directors and executive officers is available in Collegiate Funding Services’ proxy statements and Annual Report on Form 10-K, previously filed with the SEC. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.
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